SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                               SHARES PURCHASED        AVERAGE

                                  DATE            SOLD(-)             PRICE(2)

 COMMON STOCK-TRANS-LUX CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/23/97            3,000-           12.5746
                                 7/14/97            2,000-           12.8871
                                 7/03/97            1,500-           12.6996
               THE GABELLI COUCH POTATO FUND
                                 5/30/97            2,000            12.0500
                                 5/29/97            1,000            11.9250
                                 5/28/97            1,000            11.9250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

























                                       27